Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ondas Holdings Inc. of our report dated March 12, 2025 (which includes an explanatory paragraph relating to Ondas Holdings Inc. ability to continue as a going concern) on our audit of the financial statements of Ondas Holdings Inc. as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

September 5, 2025